Exhibit 10.4.11

PORTLAND NATURAL GAS TRANSMISSION SYSTEM

ELEVENTH AMENDMENT TO AMENDED AND RESTATED PARTNERSHIP AGREEMENT

THIS ELEVENTH AMENDMENT TO AMENDED AND RESTATED PARTNERSHIP AGREEMENT (this “Eleventh Amendment”) is entered into as of the 17th day of March, 2008 by and among TCPL Portland Inc., a Delaware corporation, (“TCPL Portland”) and Northern New England Investment Company, Inc., a Vermont corporation, (“NNEIC”).

WHEREAS, TCPL Portland and NNEIC currently constitute all of the partners (the “Current Partners”) in Portland Natural Gas Transmission System, a Maine general partnership, (the “Partnership”) and are the remaining parties to the Portland Natural Gas Transmission System Amended and Restated Partnership Agreement dated as of March 1, 1996, as amended by the First Amendment thereto, dated as of May 23, 1996, the Second Amendment thereto, dated as of October 23, 1996, the Third Amendment thereto, dated as of March 17, 1998, the Fourth Amendment thereto, dated as of March 31, 1998, the Fifth Amendment thereto, dated as of September 30, 1998, the Sixth Amendment thereto, dated as of June 4, 1999, the Seventh Amendment thereto, dated as of June 28, 2001, the Eighth Amendment thereto, dated as of September 29, 2003, the Ninth Amendment thereto, dated as of December 3, 2003, and the Tenth Amendment thereto, dated as of February 11, 2005 (as amended, the “Partnership Agreement”); and

WHEREAS, the Current Partners wish to amend the Partnership Agreement in respect of the requirement to have the chairman of the Audit Committee not to be an officer, director, employee or otherwise affiliated with, the Operator.

NOW THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, it is agreed as follows:

1.                                      Definitions. Capitalized terms used but not defined in this Eleventh Amendment (including in the recitals above) shall have the meanings assigned to such terms in the Partnership Agreement.

2.                                      Audit Committee. Article 7.3.1 of the Partnership Agreement is amended as follows:

by deleting the following:

“; provided, however, that the chairman of the audit committee shall not be an officer, director, employee of or otherwise affiliated with, the Operator”

3.                                      Effect on Partnership Agreement. Except as expressly set forth herein, the Partnership Agreement and all of the representations, warranties, covenants and agreements contained therein remain in full force and effect for the benefit of the parties thereto and hereto, and their permitted successors and assigns.

4.                                      Counterparts. This Eleventh Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be executed and attested by their duly authorized representatives effective as of the date first set forth above.

TCPL PORTLAND INC.

By:

Title:		LEGAL	/s/ [ILLEGIBLE]

CONTENT
By:	/s/ [ILLEGIBLE]

Title:	Secretary

NORTHERN NEW ENGLAND INVESTMENT COMPANY, INC.

By:

Title:

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